Exhibit 3.4

CERTIFICATE OF INCORPORATION

OF

AKUMIN INC.

ARTICLE I

The name of the corporation (the “Corporation”) is Akumin Inc.

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 651 N. Broad St., Suite 206, Middletown, New Castle County, Delaware, 19709. The name of the Corporation’s registered agent at such address is LegalInc. Corporate Services Inc.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended (the “DGCL”).

ARTICLE IV

A. Classes of Stock. The total number of shares of all classes of stock that the Corporation shall have authority to issue is [                    ], which shall be divided into two classes as follows: (i)[                    ] shares of common stock, par value $0.01 per share (“Common Stock”); and [                    ] shares of undesignated preferred stock, par value $0.01 per share (“Preferred Stock”).

Upon the effectiveness of the Certificate of Corporate Domestication of Akumin Inc., a corporation organized under the laws of the province of Ontario, Canada (“Akumin Ontario”), and this Certificate of Incorporation (the “Effective Time”), each Common Share, no par value, of Akumin Ontario issued and outstanding immediately prior to the Effective Time shall automatically become for all purposes one issued and outstanding, fully paid and non-assessable share of Common Stock, without any action required on the part of the Corporation, the holders thereof or any other person. Any stock certificate that, immediately prior to the Effective Time, represented Common Shares of Akumin Ontario will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the same number of shares of the Common Stock.

B. Common Stock. Except as otherwise provided (i) by the DGCL, (ii) by this Article IV, Section B, or (iii) by resolutions, if any, of the board of directors of the Corporation (the “Board of Directors”) fixing the powers, designations, preferences and the relative, participating, optional or other rights of the Preferred Stock, or the qualifications, limitations or restrictions thereof, the entire voting power of the shares of the Corporation for the election of directors and for all other purposes shall be vested exclusively in the Common Stock. Each holder of record of Common Stock, as such, shall have one vote for each share of Common Stock which is outstanding in his, her or its name on the books of the Corporation on all matters on which stockholders are entitled to vote generally. Except as otherwise required by the DGCL, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the DGCL. Each share of Common Stock shall be entitled to participate equally in all dividends payable with respect to the Common Stock and to share equally, subject to any rights and preferences of the Preferred Stock (as fixed by resolutions, if any, of the Board of Directors), in all assets of the Corporation, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, or upon any distribution of the assets of the Corporation.

C. Preferred Stock. Subject to the provisions of this Certificate of Incorporation, the Board of Directors is authorized to fix from time to time by resolution or resolutions the number of shares of any class or series of Preferred Stock, and to determine the voting powers (if any), designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of any such class or series. Further, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any such class or series, the Board of Directors is authorized to increase or decrease (but not below the number of shares of such class or series then outstanding) the number of shares of any such class or series subsequent to the issue of shares of that class or series. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law.

D. Increase or Decrease to Authorized Shares. The number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holder is required pursuant to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock).

ARTICLE V

A. Management by the Board. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

B. Number of Directors. Subject rights of the holders of any series of Preferred Stock to elect additional directors, the total number of directors shall be determined from time to time exclusively by resolution adopted by the Board of Directors. Each director shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, or his or her death, resignation, retirement, disqualification or removal from office.

C. Written Ballot. Elections of directors need not be by written ballot unless the bylaws of the Corporation (the “Bylaws”) shall so provide.

D. No Cumulative Voting. No stockholder will be permitted to cumulate votes at any election of directors.

ARTICLE VI

A. Exculpation. To the full extent permitted by the DGCL as it now exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty owed to the Corporation or its stockholders.

B. Indemnification and Advancement. The Corporation shall, to the full extent permitted by law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) indemnify and hold harmless any and all current or former directors and officers of the Corporation from and against any and all of the expenses, liabilities or losses reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that except with respect to proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, the Bylaws may provide that the Corporation shall indemnify any current or former director or officer in connection with a proceeding (or a part thereof) initiated by such director or officer only if such proceeding (or part thereof) was authorized by the Board of Directors. The Corporation shall, to the full extent permitted by law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader rights than such law permitted the Corporation to provide prior to such amendment), have the power to advance expenses to any and all current or former directors and officers of the Corporation and to provide indemnification or advance expenses to any and all current or former employees and agents of the Corporation or other persons.

C. Non-Exclusive Right. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the Bylaws, any statute, agreement, vote of stockholders or disinterested Directors or otherwise.

D. Amendment. Neither the amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation, nor, to the full extent permitted by the DGCL, any modification of law shall eliminate, reduce or otherwise adversely affect any right or protection of a current or former director of the Corporation existing at the time of such amendment, repeal, adoption or modification.

ARTICLE VII

A. Amendment of Bylaws. The Board of Directors is expressly authorized to make, repeal, alter, amend and rescind, in whole or in part, the Bylaws without the assent or vote of the stockholders in any manner not inconsistent with the DGCL or this Certificate of Incorporation. The Bylaws may also be altered, amended, repealed or rescinded, in whole or in part, by the affirmative vote of the holders of at least a majority of the voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class.

B. No Stockholder Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders; provided, however, that any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation relating to such series of Preferred Stock.

ARTICLE VIII

The Corporation reserves the right to amend, alter, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation.

ARTICLE IX

The name and mailing address of the incorporator are as follows: Matt Cameron, Corporate Secretary, c/o Akumin Inc., 8300 W Sunrise Blvd., Plantation, Florida 33322.

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IN WITNESS WHEREOF, this Certificate of Incorporation has been duly executed by the undersigned incorporator in accordance with the DGCL.

Name: Matt Cameron
Title: Incorporator